                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1996, in the Registration Statement (Form S-
4 No. 333-       ) and related Prospectus of Petersen Publishing Company, L.L.C.
for the registration of $100,000,000 of its 11-1/8% Series B Subordinated Notes due 2006.


                                                 ERNST & YOUNG LLP


December   , 1996
Los Angeles, California